Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

__________

200 Park Avenue New York, New York 10166-0193

(212) 351-4000

www.gibsondunn.com

April 8, 2009

Direct Dial	Client No.
(212) 351-4000	58005-00090

Fax No.

(212) 351-4035

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Re:	Marsh & McLennan Companies, Inc.

Registration Statement on Form S-4 (Registration No. 333-155571)

Ladies and Gentlemen:

We have acted as counsel to Marsh & McLennan Companies, Inc. (“the Company”) in connection with the transactions contemplated under an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 2, 2009.

We have examined: (i) the Registration Statement on Form S-4 (Registration No. 333-155571) of the Company, for the registration of the Company’s common stock, par value $1.00 per share (the “Common Stock”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 21, 2008, as amended on December 5, 2008; (ii) the core prospectus dated November 21, 2008, as amended on December 5, 2008, forming a part thereof, together with the documents incorporated therein by reference; and (iii) the Merger Agreement, pursuant to which shares of the Common Stock (the "Shares") will be issued on April 8, 2009.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

LOS ANGELES    NEW YORK    WASHINGTON, D.C.    SAN FRANCISCO    PALO ALTO

LONDON    PARIS    MUNICH    BRUSSELS    ORANGE COUNTY    CENTURY CITY    DALLAS    DENVER

GIBSON, DUNN & CRUTCHER LLP

Marsh & McLennan Companies, Inc.

April 8, 2009

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when delivered against payment therefore pursuant to the Merger Agreement, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Company’s Form 8-K. In giving this consent , we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

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